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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76912) pertaining to the Emergisoft Holding, Inc. 1998 Stock Incentive Plan, the Emergisoft Holding, Inc. 2001 Stock Incentive Plan and the Emergisoft Holding, Inc. 2001 Non-Employee Director Stock Option Plan, of our report dated March 31, 2002 with respect to the consolidated financial statements of Emergisoft Holding, Inc. included in the Annual Report
(Form 10-KSB) for the year ended December 31, 2001.


                                            /s/ Ernst & Young LLP


Dallas, Texas
March 31, 2002